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                                                                     Exhibit 5.1


                         Bracewell & Patterson, L.L.P.
                       711 Louisiana Street, Suite 2900
                           Houston, Texas 77002-2781
                              Phone: 713.223.2900
                               Fax: 713.221.1212



                              September 28, 2001




Republic Bancshares of Texas, Inc.
6809 FM 1960 West
Houston, Texas 77069

Ladies and Gentlemen:

We have acted as counsel to Republic Bancshares of Texas, Inc., a Texas corporation (the "Company"), in connection with the registration and proposed offer and sale of up to 322,000 shares (the "Shares") of its common stock, par value $1.00 per share, which are issuable upon the exercise of options granted under the Republic Bancshares of Texas, Inc. 1998 Stock Option Plan (the "Plan"). The Company is filing under the Securities Act of 1933, as amended, a Registration Statement on Form S-8 (the "Registration Statement") relating to the Shares.

In connection with rendering this opinion, we have examined originals or copies of (1) the Registration Statement; (2) the Articles of Incorporation of the Company; (3) the Bylaws of the Company; (4) certain resolutions of the Board of Directors of the Company; and (5) such other documents and records as we have deemed necessary and relevant for purposes hereof. In addition, we have relied upon certificates of officers of the Company and telegrams of public officials as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to original documents, certificates and records of all documents, certificates and records submitted to us as copies, and the truthfulness of all statements of fact contained therein.

Based upon the foregoing, and subject to the limitations set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly and validly authorized and, when issued and paid for in accordance with the provisions of the option agreements relating to options granted under the Plan, for a consideration at least equal to the par value thereof, the Shares will be validly issued, fully paid and nonassessable.
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Republic Bancshares of Texas, Inc.
September 28, 2001
Page 2

The foregoing opinion is based on and is limited to the law of the State of Texas and the relevant law of the United States of America, and we render no opinion with respect to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name therein. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

                               Very truly yours,

                               /s/ Bracewell & Patterson, L.L.P.

                               Bracewell & Patterson, L.L.P.